                                                                    EXHIBIT 10.8

Confidential

                                SERVICES CONTRACT

BETWEEN Chip Application Technologies Limited, ACN 057 883 333 of 152-162 Riley Street, East Sydney, New South Wales (COMPANY)


AND JONATHAN ADAMS of 10 Willow Lane, Wallingford, Pennsylvania, USA 19806 (THE SERVICE PROVIDER).


RECITALS

A. The Company and Service Provider wish to record the terms on which the Service Provider will provide services to the Company in the capacity set out in Schedule A of this Deed ("Future Capacity"), from the Effective Date

B. It is the intention of the parties that when the Company has completed its US restructuring, the arrangements between the parties will be varied to comply with normal US practices,

AGREEMENT

1.       DEFINITIONS

         Effective Date means the date referred to in Schedule A as the effective date.

         Intellectual Property Rights means all intellectual property rights including without limitation:

         A) patents, copyright, rights in circuit layouts, registered designs, trademarks and the right to have confidential information kept confidential, and

         b) any application or right to apply for registration of any of those rights.

         Options means options over unissued shares in the capital of the Company to be granted on the terms set out in Schedule 2 and Schedule 3.

         Total Remuneration means the salary and benefits due under Clause 4.1 from time to time.

2.       APPOINTMENT


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2.1      This Services Contract will commence on the Effective Date and, unless terminated sooner under clause 11, or extended under Clause 9, will conclude on the Expiry Date referred to in Schedule A.

3.       DUTIES AND RESPONSIBILITIES

3.1 The Service Provider shall have the Duties and Responsibilities specified in Schedule A

3.2 Any alteration or modification to the Duties and Responsibilities of the Service Provider specified in Schedule A after the Effective Date shall be by mutual written agreement of the parties hereto.

3.3 The Service Provider must discharge faithfully and to the best of his knowledge, skill and ability the Duties and Responsibilities referred to herein in the best interests of the Company.

3.4 The Service Provider may engage in other business or accept other employment or directorships provided that:

         a) the Service Provider informs the Company of the business or employment immediately upon the engagement in the business, or commencement of employment.

         b) the business or employment in the reasonable opinion of the Managing Director is not related to the mandate of the Company or any member of the Company unless the Managing Director has given his prior approval, and

         C) the business or employment in the reasonable opinion of the Managing Director does not interfere with the discharge of the Service Providers Duties and Responsibilities under this agreement

3.5 The Service Provider may hold shares in other public and private companies.

3.6 The Service Provider agrees that it may be necessary for the Service Provider to travel overseas for the purpose of the Company's business and the Service Provider agrees to such travel.

4.       SALARY

4.1 The Company must remunerate the Service Provider in accordance with the annual fee specified in Schedule A.

4.2 On each anniversary of the Effective Date, the Service Provider's Total Remuneration will be reviewed



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4.3      In addition to the Service Provider's annual fee and as part of the
         Total Remuneration, the Company will grant to the Service Provider options in accordance with and subject to the conditions in Schedule 2 and 3.

4.4 An increase in the annual fee or any aspect of the Total Remuneration package, once confirmed in writing by the Managing Director, may not be rescinded or revoked in whole or in part.

5.       BENEFITS AND COMPLEMENTARY ACTIVITIES

5.1 The Company will pay the Service Provider's membership and subscription fees in professional and commercial organizations relevant to the Company's business approved by the Managing Director.

6.       LEAVE

         The Company must grant the Service Provider an annual paid vacation of 20 work days, with such leave to be taken at a time mutually agreed that does not inconvenience the Company or restrict the Service Provider in discharge of the Service Provider's duties and responsibilities.

7.       EXPENSES AND ALLOWANCES

7.1 The Company must reimburse the Service Provider for travel, entertainment and any other necessarily incurred and reasonable expenses, including the cost of transportation, parking, tolls and taxes, food and lodging incurred in performing any of the duties and responsibilities expected of the Service Provider.

7.2 Where the Service Provider uses his own car for company business, costs will be reimbursed on a kilometer allowance basis in accordance with the recommended scale published from time to time by the appropriate taxation authorities.

7.3 The Company must pay for the costs of telephone calls relevant to the Company's business or reimburse the Service Provider for the amount expended on telephones.

7.4 Any reimbursement under this Part 7 shall be made by electronic transfer to a bank account nominated by the Service Provider or by cheque delivered to the Service Provider within 10 business days (or 20 business days for reimbursements of less then $100) of receipt (on paper or via e-mail or other electronic form) of completed expense forms approved by the Company for use by the Service Provider for this purpose. If any part of the reimbursement is disputed, the undisputed amount shall be paid.



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7.5      The completed expense forms referred to in Clause 7.4 will be accompanied by such invoices or receipts as may reasonably evidence the expense and payment thereof by the Service Provider. Expense invoices or receipts will be delivered to the Company as soon a practically possible following submission of the completed expense form.

8.       ILLNESS OR INJURY

8.1 Subject to Clause 8.2: the Company must grant the Service Provider up to 6 days paid sick leave each year if the Service Provider is unable to perform the Service Provider's duties due to illness or injury.

8.2 Before granting paid sick leave, where the leave exceeds three days, the Company may require the Service Provider to provide the Company with a certificate signed by a medical practitioner confirming the illness or injury.

9.       RENEWAL

9.1 This Agreement terminates on the Expiry Date specified in Schedule A, unless: it is terminated sooner in accordance with the terms of this Agreement.

10.      ASSIGNMENT OF INTELLECTUAL PROPERTY

10.1     The Service Provider:

         a) presently assigns to the Company all future Intellectual Property Rights in all inventions, models, designs, drawings, plans, software, reports, proposals and other materials created or generated by the Service Provider (whether alone or with the Company, its other Service Providers or contractors) for use by the Company, and

         b) acknowledges that by virtue of this clause all such rights are vested in the Company and, on their creation, all such future rights will vest in the Company

10.2 The Service Provider must do all things reasonably requested by the Company to enable the Company to assure further the rights assigned under Clause 10.1.

11.      TERMINATION

11.1 The Company may terminate this agreement at any time for just cause without notice to the Service Provider, or upon thirty days written notice by the Managing Director to the Service Provider, if the Service
         Provider:

         a) is charged with a criminal offence, excluding a traffic offence, or



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Confidential

         b)       breaches the Confidentiality Agreement, or

         c) the Service Provider has committed an act of serious misconduct of a dishonest or fraudulent nature, or

         d) breaches any material provision of this Agreement and fails to rectify such breach within 30 days of being required to do so in writing, or

         e)       becomes unable to pay his debts as they became due, or

         f) through illness is unable to return to duties within three (3) months, or

         g) is, an "injured Service Provider" as defined in appropriate legislation and is not fit to perform the Service Provider's duties for three months from the time the Service Provider first became unfit for employment

11.2 During the first 3 months of this agreement, the Company may terminate this agreement at any time without just cause upon expiry of the Company Notice Period (specified in Schedule A) by providing written notice from the Managing Director to the Service Provider

11.3 The Service Provider may terminate this agreement with 30 days notice if the Company breaches any of its material obligations under this contract, and has not rectified the breach within 30 days of notice of such breach.

11.4 The Service Provider may terminate this agreement for significant and serious personal or family reasons by providing the Managing Director with prior notice in writing of a minimum period specified in Schedule A as the Service Provider Notice Period.

11.5 The Company agrees that the rules of natural justice shall apply in any termination of the Service Providers contract by the Company.

11.6 This agreement may be terminated at any time by mutual agreement of the parties.

11.7 During any period of notice referred to in this Clause 11, the Service Provider must perform his duties and responsibilities under this Agreement unless the Company and Service Provider mutually agree to an alternative arrangement.

12.      WHAT HAPPENS AFTER TERMINATION OF EMPLOYMENT



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12.1     The Company may set off any amounts the Service Provider owes the
         Company against any amounts the Company owes the Service Provider at the date of termination except for amounts the Company is not entitled by law to set off.

12.2 The Service Provider must return all the Company's property (including property leased by the Company) to the Company on termination including all written or machine readable material, software, computers, credit cards, keys and vehicles.

12.3 The Service Provider's obligations under the Confidentiality Agreement continue after termination except in respect of information that is part of the Service Provider's general skill and knowledge.

12.4 The Service Provider must not record any Confidential Information in any form after termination.

13.      RESTRAINT ON THE SERVICE PROVIDER'S CONDUCT

13.1 During the restraint period of 9 months after termination of the Service Provider's employment, the Service Provider must not

         a) solicit, canvass, approach or accept any approach from any person who was at any time during the term of this contract, a client of the Company in that part or parts of the business carried on by the Company in which the Service Provider was employed with a view to obtaining the custom of that person in a business that is the same or similar to the business conducted by the Company, or

         b) interfere with the relationship between the Company and its customers, contractors or suppliers, or

         C) induce or assist in the inducement of any employee, consultant, customer, supplier or any other contractor of the Employer to leave their employment or terminate any contract.

13.2 The Service Provider acknowledges that each restriction specified in clause 13.1 is in the circumstances reasonable and necessary to protect the Company's legitimate interests.

13.3 For the purpose of this Clause 13, the Service Provider acknowledges that the definition of Company will include any parent or subsidiary of Chip Application Technologies Limited.

14.      INDEMNITY AND INSURANCE



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14.1     The Company agrees to defend, save harmless and indemnify the Service
         Provider from any demands, claims, suits, actions or other proceedings which may be brought against him arising from the performance of his duties and for any cost, loss, damage or liability arising therefrom, including all legal fees and disbursements incurred in connection therewith, other than grossly negligent or fraudulent conduct.

14.2 During the term of this Agreement, and any subsequent renewal of this Agreement, the Company will provide the Service Provider appropriate insurance cover including where applicable cover under a Directors and Officers Liability Insurance Policy, medical, and similar protection.

15.      GOVERNING LAW AND ARBITRATION

         This Agreement is governed by the law applicable in New South Wales. Any dispute may be decided by the Australian Commercial Disputes Centre or equivalent body.

16.      CANCELLATION OF PREVIOUS AGREEMENTS

         From the Effective Date, this Agreement supersedes and takes the place of all prior oral or written agreements made between the parties, other than where relevant for the purposes of confidentiality, and any prior condition, warranty, indemnity or representation imposed, given or made by a party.

17.      WAIVER

         The failure of either party at any time to insist on performance of any provision of this Agreement is not a waiver of its right at any later time to insist on performance of that or any other provision of this Agreement, provided that the lack of notice does not prejudice the other party's ability to rectify its or his performance.

18.      NOTICES

         Any notice which may be or is required to be given pursuant to this Agreement shall be sufficiently given if served personally upon the party for whom it is intended or if mailed by Certified Mail, in the case of the Company, to it at its head office for the time being and in the case of the Service Provider, to him at his address as last shown on the books of the Company. The date of receipt of such notice shall be deemed to be the date of delivery, if such notice is served personally, and five (5) days after the date of posting if sent by prepaid Certified Mail, except in the event of an actual or threatened postal disruption in which case all notices shall be delivered.

19.      ALTERATION



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Confidential

         This Agreement (including its schedules) may only be altered by agreement in writing signed by each party.

20.      THIS AGREEMENT IS CONFIDENTIAL

         The terms of this Agreement and any subsequent amendments are confidential and may not be disclosed by the Service Provider or the Company other than in a non-personalised form to any other person or company, other than for the purpose of obtaining professional legal or accounting advice, or as may be required by law or any Stock Exchange listing or reporting requirements, without the written approval of both parties.

21.      GENERAL

21.1 Headings are for reference only and do not affect the meaning of this Agreement.

21.2 In the event that any term of this agreement is inconsistent with or in violation of any provision of any law of NSW or Australia, it is hereby deemed to be amended to the extent required to avoid such inconsistency or illegality and, if any term of this agreement is thereby annulled, the remainder of this agreement shall remain in full force and effect.

21.3     Time shall be the essence of this Agreement.

21.4 Schedules A, 1, 2 and 3 annexed to this Agreement are for all purposes an integral part of this Agreement.



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Confidential


IN WITNESS WHEREOF the party of the first part has affixed its corporate seal, duly attested to by the signature of its proper signing officers in that behalf and the party of the second part has affixed his signature the day and year first above written.


Signed for and on behalf of CHIP APPLICATION
TECHNOLOGIES LIMITED in the presence of




/s/ [SIGNATURE ILLEGIBLE]                    /s/ [SIGNATURE ILLEGIBLE]
-----------------------------------          -----------------------------------
      Company Secretary                                 Director



SIGNED SEALED AND DELIVERED by
THE SERVICE PROVIDER in the presence of




/s/ LYNNE DALTON ADAMS                       /s/ JONATHAN ADAMS
-----------------------------------          -----------------------------------
Signature of Witness



LYNNE DALTON ADAMS
-----------------------------------
Name of Witness (print)



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Confidential

                          SERVICES CONTRACT SCHEDULE A
                   TO BE READ IN CONJUNCTION WITH AND PART OF
                             THE SERVICES CONTRACT
PREAMPLE

        'FUTURE CAPACITY' means Vice President CAT System Operations or other position of equal or like status as agreed from time to time

1.      DEFINITIONS

        'EFFECTIVE DATE' means 9th August, 1999

2.1 'EXPIRY DATE' means the 9th August 2000 unless prior to 30" April 2000, the Service Provider and the Company mutually agree in writing an extension on the same terms or other terms mutually agreed by the parties.

2.3 'DUTIES AND RESPONSIBILITIES' include the active full time management of the development of the Company's US based operations including research and negotiation of operational arrangements for the CAT System, development of administration and reporting systems for operations, budgets and accounting reporting and administration of operations, assistance in market development of the operational infrastructure for CAT and assistance in the management of CAT relationships with card organisations and operation partners and suppliers

4.1     A remuneration package to the value of US$125,000 gross per annum

        Annual Service Fee                   US$125,000

        The Employee is exclusively and solely responsible for all and any tax that may be payable on the service fee. The Company makes no warranty or representation in respect of any taxation that may be applicable to the annual service fee. The Service Provider will be responsible for health and medical insurance but will be reimbursed in full by the Company.

        The Service Providers fee will be paid by equal fortnightly instalments
        by electronic funds transfer commencing 16th    August 1999. The Service
        Providers first and last instalments will be paid proportionately if necessary.

11.2    'COMPANY NOTICE PERIOD' means is 2 months.

11.4    'SERVICE PROVIDER NOTICE PERIOD' means is 2 months.

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                          OPTIONS TERMS AND CONDITIONS

                      SCHEDULE 1 - DETAILS OF OPTION HOLDER

Jonathan Adams
10 Willow Lane, Wallingford, Pennsylvania 19806 USA

                SCHEDULE 2 - TERMS AND CONDITIONS OF THE OPTIONS

1.      ISSUE DATE

The Issue Date is 9th August 1999

2.      OPTION EXPIRY DATE AND CONDITIONS OF EXERCISE OF OPTION

In addition to the terms and conditions outlined in Schedule 3, all Options are issued on the condition that the Option can only be exercised if the Option holder is providing services to the Issuer, its parent or any subsidiary of the issuer or the parent on the Services Option Exercise Entitlement Date referred to below.

                                                                                          OPTION
                            SERVICES OPTION                                             EXPIRY DATE
          No.OF           EXERCISE ENTITLEMENT            OPTION EXERCISE         (SEE CLAUSE 11 & 12 OF
         OPTIONS                  DATE                         PRICE                    SCHEDULE 3)
         -------          --------------------            ---------------         ----------------------
          15000             31 December 1999                   A$0.95                  30 June 2001
          25000               30 June 2000                     A$0.95                  30 June 2001
          35000             31 December 2000                   A$0.95                  30 June 2002
          35000               30 June 2001                     A$0.95                  30 June 2002



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             SCHEDULE 3 - OTHER TERMS AND CONDITIONS OF THE OPTIONS

1.      ENTITLEMENT

        The Option holder is entitled to subscribe for one fully paid ordinary share in the capital of the Company for each Option held.

2.      ISSUE PRICE

          No amount is payable on issue of the Options.

3.      EXERCISE PRICE

        The exercise price of each Option is the exercise price referred to in
        Schedule 2.

4.      OPTION PERIOD

        Each Option may be exercised in whole or in part at any time prior to the Option Expiry Date set out below. Any Option that is not exercised will automatically expire on the Option Expiry Date.

S.      TRANSFERABILITY

        The Options may not be transferred without the prior consent of the Company (which consent will not be unreasonably withheld) and only in accordance with the Articles of Association of the Company.

6.      PARTICIPATION IN BONUS ISSUES AND CASH ISSUES

6.1 If the Company makes a bonus issue of shares or other securities convertible into ordinary shares pro rata to holders of ordinary shares (other than an issue in lieu of dividends or by way of dividend reinvestment pursuant to any shareholder election), the Option holder will be entitled to participate in such issue, upon exercise of all or part of the Options on or before the books closing date for that issue, on the same basis as the holders of ordinary shares in the capital of the Company.

6.2 If the Company makes an offer to subscribe for cash of ordinary shares pro rata to the holders of ordinary shares the Option holder will be entitled to participate in such offer, upon exercise of all or part of the Options on or before the books closing date for that offer, on the same basis as the holders of ordinary shares in the capital of the Company.

6.3 The Company must notify the Option holder at least 12 business days before the books closing date for determining entitlements to an offer referred to in Clauses 6.1 or 6.2 of:

        a)      the proposed terms of the issue of the offer, and

        b) the right to exercise his Options under Clause 6.1 or 6.2 (as the case may be).



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7.      ADJUSTMENTS FOR BONUS ISSUES AND CASH ISSUES

7.1 If the Company is listed on the Australian Stock Exchange and makes an offer for cash of ordinary shares pro rata to the holders of ordinary shares, the exercise price of each Option shall be reduced by the value of the theoretical rights entitlement per cum rights share (E) provided that the exercise price of each Option shall not be reduced to less than the nominal value of the Company's ordinary shares, where E is calculated in accordance with the following formula:

               E = P - (S + D)
                   -----------
                       N + 1

        Where:

        E = theoretical value of the rights entitlement attached to each share (quoted cum rights).

        P = the weighted average market price of fully paid ordinary shares of the Company sold in the ordinary course of trading on the Australian Stock Exchange Limited during the five trading days after the announcement of the rights issue

        S = subscription price (application money plus calls) for new shares

        D = any dividends due but not yet paid on existing shares which will not be payable in respect of new shares issued under the rights issue

        N = number of cum rights shares required to be held to receive a right to one new share

        No change will be made to the number of shares to which the Option holder is entitled.

7.2 If the Company makes a bonus issue of shares or other securities convertible into ordinary shares pro rata to holders of ordinary shares (other than an issue in lieu of dividends or by way of dividend reinvestment pursuant to any shareholder election), the number of shares issued on exercise of each Option will include the number of bonus shares that would have been issued if the Option had been exercised prior to the books closing date for bonus shares. No change will be made to the exercise price.

8.      RECONSTRUCTION

        In the event of a reconstruction (including consolidation, sub-division, reduction or return) of the issued capital of the Company, the number of Options or the exercise price of Options or both shall be reconstructed (as appropriate) in a manner which would not result in any benefits being conferred on the Option holders which are not conferred on shareholders (subject to the provisions with respect to rounding of entitlements as sanctioned by the meeting of shareholders approving the reconstruction of capital) but in all respects the terms for the exercise of Options shall remain unchanged.

9.      RANKING OF SHARES ALLOTTED ON EXERCISE OF OPTIONS

        All share allotted pursuant to the exercise of Options will, subject to the Memorandum and Articles of Association of the Company, rank in all respects (including rights relating to dividends) pari passu with the existing ordinary shares of the Company on issue at date of allotment.



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10.     METHOD OF EXERCISE OF OPTIONS

10.1 Options may be exercised by written notice to the Secretary of the Company. The exercise notice must specify the number of shares required to be allotted, which number must be a multiple of 1,000 if only part of the Options are exercised, or if the total number of Options held is less than 1,000, then the total of all Options held must be exercised. Options will be deemed to have been exercised on the date that the application is lodged with the Secretary of the Company.

10.2 The Option holder must pay the exercise price in full to the Company on the date of the exercise of the Options.

10.3 The exercise of less than all of the Option holder's Options will not prevent the Option holder from exercising an Option in respect of the whole or any part of the balance of the entitlement under his remaining Options.

10.4 On exercise of the Options the Option holder must surrender his Option certificate to the Company in respect of those Options being exercised.

10.5 If the Option holder exercises less than the total number of Options then registered in his name:

        a) The Option holder must surrender his Option certificate to the Company, and

        b) the Company must cancel that Option certificate and issue to the holder a new Option certificate in respect of the Option holder's unexercised Options.

10.6 Within 10 days of receipt of the application for the exercise of Options and payment by the Option holder of the exercise price of such Options, the Company must issue and allot to the Option holder the number of fully paid ordinary shares in the capital of the Company specified in the application.

10.7 If the Company is listed on the Australian Stock Exchange then it will as soon as practicable after issue make application for the shares issued upon exercise of Options by the Option holder to be granted official quotation on the Australian Stock Exchange. The Options are not to be listed on the ASX.

11.     COMPULSORY ACQUISITION

        If an entity ("Offeror") serves a notice on the option holder in accordance with section 703(4) of the Corporations Law, all options, which have not yet vested, become bested on the date that notice is served on the option holder.

        All options (including all existing options and all options that have been vested by virtue of the preceding paragraph) will lapse on the date 3 months after delivery of that notice.

        Unless waived by written notice from the Company, the option holder must accept an offer to acquire all options which remain unexercised which is delivered in accordance with section 703(4) of the Corporations Law. This obligation is conditional on the terms offered by the Offeror being no less favourable than the offer price paid or payable by the Offeror in


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


        connection with the acquisition of ordinary shares in the Company under the Offeror's take-over scheme or take-over announcement, adjusted to reflect the offer for options rather than ordinary shares or on terms determined by a Court as contemplated by section 703(8) of the Corporations Law".

12.     OPTION EXPIRY DATE

        Subject to clause 11, the Option Expiry Date is the earlier of

        A) 5.00 PM Eastern Australian Standard Time on the day 90 days after the Option holder ceases to provide services to the Company, its parent or a subsidiary or

        b) 5.00 PM Eastern Australian Standard Time on the option expiry date referred to in Schedule 2.

13.     TAXATION

        The Option Holder is exclusively and solely responsible for all and any tax that may be payable as a result of the issue and or exercise of the Options and or the sale of shares resulting from the exercise of the Options. The Issuer makes no warranty or representation in respect of any taxation that may be applicable to the issue and or exercise of the Options and or the sale of shares resulting from the exercise of the Options.

14.     UNEXERCISED OPTIONS

(a) This clause 14 applies to all Unexercised Options. If there is any inconsistency between this clause and the other provisions of these Terms and Conditions in respect of the exercise of Unexercised Options, this clause prevails to the extent of this inconsistency.

(b)     If, at the time an Unexercised Option is exercised:

        i)      the Company is not listed on ASX; and

        ii) the Company is a subsidiary of another company (the "Parent Company") and

        iii)    the Parent Company is listed on ASX or any Approved Exchange the Company may, instead of issuing shares in the capital of the Company, elect to have the Parent Company issue one fully paid share of common stock in the Parent Company for each Unexercised Option held.

(c)     If the Company makes the election referred to in paragraph (b):

        i) in lieu of the Option holder's entitlement under clause 1 to subscribe for one fully paid ordinary share in the capital of the Company for each Option held, the Option holder will be issued one fully paid share of common stock of the Parent Company for each Unexercised Option held;

        ii) in lieu of paying the exercise price to the Company in accordance with Clause 10.2, the Option holder must pay the full exercise price (which would have otherwise been payable to the Company) to the Parent Company on the date of exercise of the Unexercised Options and the Company is authorised to pay over any such moneys received by it to the Parent Company without further act or authority of the Option holder; and



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


        iii) within 10 days of receipt of the application for the exercise of the Unexercised Options and payment by the Option holder of the exercise price of such Options, the Parent Company must issue to the Option holder the number of fully paid shares of common stock of the Parent Company specified in the application; and

        iv) to avoid doubt, the Option holder has no entitlement to be issued or allotted any shares in the capital of the Company upon exercise of the Unexercised Options.

(D)     In this Clause 14:

        "Unexercised Options" means all Options that have been granted but are unexercised



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